Exhibit 10.2.4


                             WINN-DIXIE STORES, INC.
                              RESTRICTED STOCK PLAN
                            As Amended August 9, 2000

     Winn-Dixie Stores, Inc. (the "Company") herein adopts the Winn-Dixie Stores, Inc. Restricted Stock Plan (the "Plan") as part of its Officer Compensation Program. The Plan shall be effective as of June 15, 1998.

I.       KEY FEATURES OF THE PLAN

         A. Definition of Restricted Stock

         "Restricted Stock" consists of actual shares of Company common stock that cannot be sold, transferred or pledged until the Restricted Period lapses. Unless provided otherwise in the individual award agreement pursuant to which the restricted stock is granted, the Restriction Period will lapse within 30 days after the date on which independent certified public accountants have issued their opinion on the Company's financial statements and the Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") pursuant to Section II has determined in writing that the performance requirements have been satisfied. While the restrictions remain, the holder of the shares has the right to vote the shares and receive dividends.

         B. Definition of Restriction Period

         "Restriction Period" means the period commencing on the date an award is granted and ending on such date or upon the achievement of such requirements as established for each such award by the Committee.

         C. Definition of Key Employee

         "Key Employee" means an officer or other key employee of the Company or its subsidiaries who, in the judgment of the Committee, is significantly responsible for or materially contributes to the management, growth or profitability of the business of the Company and its subsidiaries.

         D. Definition of Change in Control

         "Change in Control" means:

    (ii) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), excluding (A) those persons and entities included in the joint Schedule 13(G) filing filed with the Securities and Exchange Commission on February 12, 1999, and all
           current or future heirs, successors and affiliates to such persons and all trusts or other entities established or maintained, or to be established or maintained, for the benefit of such persons and their heirs, successors and affiliates (collectively, the "Davis Family),
           (B) any employee benefit plan or related trust sponsored or maintained by the Company, and (C) a corporation or other entity

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           owned,  directly or indirectly,  by all or  substantially  all of the shareholders of the Company immediately prior to the transaction in substantially the same proportions as their ownership of stock of the Company ("Person")), becoming the beneficial owner, directly or indirectly, of twenty-five (25) percent or more of the outstanding voting stock of the Company requiring the filing of a report with the Securities and Exchange Commission under Section 13(d) of the Act; provided, that, at the time of the acquisition of such beneficial ownership interest, such Person's beneficial ownership interest in the Company exceeds that of the Davis Family.

    (iii) consummation of a merger, consolidation, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the shareholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty
           (50) percent of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination; or

    (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

    E.     Shares Subject to the Plan

           The total number of shares that may be awarded under the Plan is 2,000,000 shares.

    F.     Award of Restricted Stock

           The Committee shall determine the Key Employees who shall participate in the Plan, the shares of stock awarded to each Key Employee and the terms and conditions for shares to be awarded, including, but not limited to, the Restriction Period, the performance period and performance requirements, if any, and any share ownership obligations of a Key Employee. Lapsing of restrictions on Restricted Stock awarded hereunder may be based upon satisfaction of performance-based requirements or non-performance-based requirements, as determined by the Committee at or prior to the time of grant.

           The amount of stock to be issued in a participant's name each year will depend upon: (i) a target award level set for such participant; and (ii) the price of the stock at the time of the grant.

           Subject to any anti-dilution adjustment pursuant to the provisions of
           Section I.H. hereof, no more than 10,000 shares of Restricted Stock may be granted under the Plan as "performance based compensation"

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           within the meaning of Section 162(m) of the Internal  Revenue Code of
           1986, as amended ("Section 162(m)") during any one of the Company's fiscal years to any participant who qualifies as a "covered employee" for purposes of Section 162(m). This 10,000 share limitation may be exceeded, as determined by the Committee in its sole discretion; provided, however, to the extent the Restricted Stock grants made to a "covered employee" are in excess of 10,000 shares of Restricted Stock, such excess shares shall not be deemed "performance based compensation" within the meaning of Section 162(m).

           Unless there is a Change in Control or the Committee determines otherwise, the restrictions will lapse and the stock will belong to a participant free and clear of any restrictions when the Restriction Period expires, if and only if, the participant remains in the employ of the Company or its subsidiaries and in a Key Employee position throughout the Restriction Period and, if applicable, the preestablished performance requirements are satisfied.

           The  restrictions   will  lapse  and  the  stock  will  belong  to  a
           participant free and clear of any restrictions, upon the occurrence of a Change in Control.

           Except as otherwise provided by the Committee, if a participant leaves the employ of the Company or its subsidiaries or a participant ceases to be in a Key Employee position prior to the expiration of the Restriction Period or a Change in Control, all shares of Restricted Stock shall be forfeited.

           Forfeited shares will be available for grant by the Committee to other participants.

    G.     Contingent Cash Payment

           Each individual awarded a grant of Restricted Stock by the Committee may also be eligible to receive, at the Committee's discretion, a contingent cash payment, the value of which shall equal the grant value (as determined in the sole discretion of the Committee) of the restricted stock awarded to such individual. Payment of the contingent cash payment shall be made upon vesting (i.e., lapsing of restrictions or upon a Change in Control) of the Restricted Stock award to which the contingent cash payment relates. No contingent cash payment will be made to an individual if (i) the Restricted Stock award to which the cash payment relates does not vest, or (ii) the Restricted Stock award is otherwise forfeited.

    H.     Anti-Dilution

           In the event that any change in the outstanding shares of Stock (including an exchange of the Stock for stock or other securities of another corporation) occurs by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate changes, the maximum number of shares of stock that may be awarded under the Plan and the aggregate number of shares of Stock subject to Restricted Stock grants then outstanding under the Plan, shall be appropriately adjusted by the Committee whose determination shall be conclusive; provided, however that fractional shares shall be rounded to the nearest whole share.

           In the event of any other change in the Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of shares subject to any outstanding Restricted Stock grant and any adjustment made by the Committee shall be conclusive.


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    I.     Employment

           Nothing in this Plan shall interfere with or limit in any way the right of the Company or its subsidiaries to terminate or change any participant's employment at any time, nor shall the Plan confer upon any participant any right to continue in the employ of the Company or its subsidiaries.

II.      ADMINISTRATION OF THE PLAN

                  A. The Plan shall be administered by the Committee composed of at least two outside directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board.

                  B. The Committee shall have the authority to establish the terms and conditions of all awards including, but not limited to, establishing the Restriction Period, the performance periods and performance requirements, if any, any other requirements that must be satisfied before restrictions on Restricted Stock lapse, and any share ownership obligations.

                  C. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among individuals whether or not such individuals are similarly situated.

                  D. The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

                          III. AMENDMENT OR TERMINATION

The Board or the Committee may, at any time, amend or terminate the Plan. No amendments or termination of the Plan shall retroactively impair the rights of any person with respect to an award.